Exhibit 1.3

EXECUTION COPY

$240,000,000 8.0% Senior Notes due 2011

B&G FOODS HOLDINGS CORP.

UNDERWRITING AGREEMENT

October 8, 2004

Lehman Brothers Inc.,

as Representative of the several Underwriters

named in Schedule I hereto

745 7th Avenue

New York, NY  10019

Ladies and Gentlemen:

B&G Foods Holdings Corp., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate principal amount of $240,000,000 8.0% senior notes due 2011 (the “Securities”).  The respective amounts of the aforesaid Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Securities set forth opposite their respective names in Schedule I.

The Securities will be issued pursuant to an indenture to be dated as of the Closing Date (as hereinafter defined) between the Company, each of the subsidiaries of the Company listed on Exhibit A hereto (collectively, the “Guarantors”) and The Bank of New York, as trustee (the “Trustee”). The Securities will be guaranteed (the “Guarantees”) on an unsecured senior basis by each of the Guarantors.

Simultaneously with the consummation of this offering, B&G Foods, Inc., a Delaware corporation which is a wholly-owned subsidiary of the Company (“B&G Foods”), will merge with and into the Company (the “Merger”).  The Company will be renamed B&G Foods, Inc. and will consummate certain recapitalization transactions, including, without limitation, the concurrent offerings of 17,391,305 Enhanced Income Securities, representing 17,391,305 shares of the Company’s Class A common stock, $.01 par value per share and $124.3 aggregate principal amount of the Company’s 12.0% Senior Subordinated Notes due 2016, the additional offering of $22.8 million aggregate principal amount of the Company’s 12.0% Senior Subordinated Notes due 2016 and entering into the new senior secured revolving credit facility (the “New Credit Facility”) as described in the Prospectus under “Summary – The Transactions” (collectively, the “Transactions”).  The primary agreements relating to the Transactions are set forth on Schedule II hereto (collectively, the “Transaction Documents.”)  Except as specifically indicated herein, all references to the “Company” shall refer to both the Company and B&G Foods before the merger and to B&G Foods, Inc., after the merger, in each case together with their wholly owned subsidiaries.  The term “subsidiary” as used in this Agreement shall mean any entity in which the Company shall have a majority ownership interest, whether directly or indirectly, after the consummation of the Transactions.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.

The Company and each of the Guarantors, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof and as of the Closing Date as follows:

(a)           A registration statement on Form S-1 (File No. 333-112680) with respect to the Securities has been prepared by the Company and the Guarantors in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company and the Guarantors pursuant to Rule 462(b) of the Act, herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus relating to the Securities first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made within the time period and in the manner required by Rule 424(b).

(b)           The Commission has not issued an order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus relating to the proposed offering of the Securities nor instituted or, to the knowledge of the Company, threatened proceedings for that purpose.  The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding anything herein to the contrary, the Company and the Guarantors make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.  There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus, including the Transaction Documents, are fairly summarized in all material respects.

(c)           The market-related and customer-related data and estimates and other industry-related data included in the Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(d)           The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Delaware with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing could not have a material adverse effect on the condition (financial or other), business, properties, net worth, prospects, management, liabilities or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           Each subsidiary is a corporation or business trust duly incorporated or organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or business trust power and corporate or business trust authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect.  The Guarantors are the only domestic subsidiaries, direct or indirect, of the Company.  The only existing subsidiary of the Company that is not a Guarantor or a domestic subsidiary is Les Produits Alimentaires Jacques Et Fils, Inc.

(f)            The Company has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes.

(g)           Each Guarantor has all requisite corporate or business trust power and corporate or business trust authority, as the case may be, to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the related Guarantees.

(h)           This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

(i)            The Indenture has been duly and validly authorized by the Company and each Guarantor and has been duly qualified under the Trust Indenture Act of 1939, as amended, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(j)            The Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(k)           The Guarantees to be endorsed on the Notes have been duly and validly authorized by each Guarantor and when duly executed by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(l)            The Company and each of the Guarantors has all requisite corporate or business trust power and corporate or business trust authority, as the case may be, to execute, deliver (to the extent a party thereto) and perform its obligations under the Transaction Documents.  Each of the Transaction Documents have been duly and validly authorized by the Company and each of the Guarantors, as applicable, and when executed and delivered (to the extent a party thereto) by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the other parties thereto), will constitute valid and legally binding agreements of the

Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(m)          All the shares of capital stock of the Company outstanding prior to the consummation of the Transactions have been duly authorized and validly issued and are fully paid and nonassessable; the shares of issued and outstanding capital stock of the Company have been issued in compliance with all federal and state securities laws; no holder of the Securities will be subject to personal liability by reason of being such a holder; and no preemptive rights or other similar rights to subscribe for or acquire exist with respect to any EISs or any shares of the Class A Common Stock or other capital stock of the Company or its subsidiaries.

(n)           Neither the Company nor any of its subsidiaries owns capital stock of any corporation or entity other than its subsidiaries.  All the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly, or indirectly through one of its other subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except (i) pursuant to the Company’s existing senior credit facility as of the date hereof, and (ii) pursuant to the New Credit Facility following the Closing Date.

(o)           Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of capital stock of the Company.  Except as specifically described in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any subsidiary to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act.

(p)           Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any subsidiary has (i) issued or granted any securities, (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(q)           The information set forth under the caption “Capitalization” in the Prospectus is true and correct and the Company has authorized and outstanding capital stock as set forth thereunder.  Upon the consummation of the Transactions, no shares of preferred stock of the Company or any subsidiary shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company or any subsidiary shall have any existing or future right to acquire any shares of preferred stock of the Company or any subsidiary.

(r)            The consolidated financial statements and related schedule of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth in the Registration Statement and the Prospectus, present fairly in all material respects the financial condition and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedule have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(s)           KPMG LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedule included in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

(t)            KPMG LLP, which has certified certain financial statements of The Ortega Brand of Business (“Ortega”) and delivered its opinion with respect to the audited financial statements included in the Registration Statement and the Prospectus, are independent public accountants with respect to Ortega within the meaning of the Act and the Rules and Regulations.

(u)           Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, by-laws, declaration of trust or other organizational documents, as the case may be, (ii) is in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license agreement or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject and (iii) is in violation in any respect of any law, statute or ordinance, or any rule, regulation, injunction or decree of any court or governmental agency, including, without limitation, the United States Food and Drug Administration (the “FDA”), to which their respective property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except in the case of (ii) or (iii) as could not, individually or in the aggregate, have a Material Adverse Effect.  The execution and delivery of this Agreement, the Indenture, the Notes, the related Guarantees and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof (including the issuance and sale of the Securities and the use of proceeds from the sale of the securities as described in the Prospectus under the caption “Use of Proceeds”) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, license agreement or other agreement, or of the certificate of incorporation or by-laws of the Company or any subsidiary or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.  As used herein, a “Repayment Event” means with respect to any indebtedness of the Company or any of its subsidiaries any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v)           Other than the Amended and Restated Certificate of Incorporation of the Company and the Certificate of Ownership and Merger to be filed with the Secretary of State of Delaware in connection with the Merger, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Guarantors of this Agreement and the consummation of the Transactions (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(w)          There are no legal or governmental proceedings pending or, to the knowledge of the Company threatened against the Company or any of its subsidiaries or to which any of their respective properties is subject that are not disclosed in the Prospectus and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the other Transactions.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its suppliers, co-packers, distributors, licensors or other similar business associates is involved in any strike, job action or labor dispute with any group of employees, and, to the Company’s knowledge, no such action or dispute is imminent which could reasonably be expected to have a Material Adverse Effect.

(x)            No material relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand which is required to be described in the Prospectus, which is not so described pursuant to Regulation S-K of the Commission.

(y)           Except as disclosed in, or specifically contemplated by, the Registration Statement and Prospectus, subsequent to the date of the latest audited financial statements included in the Prospectus, neither the Company nor any subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company and it subsidiaries, taken as a whole, as the case may be, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company and it subsidiaries, taken as a whole, or any material adverse change, or any development involving or which could reasonably be expected involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and it subsidiaries, taken as a whole.

(z)            The Company and each of the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)         The Company and each subsidiary has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except (i) pursuant to the Company’s existing senior credit facility as of the date hereof, and (ii) pursuant to the New Credit Facility following the Closing Date, and except such as are described in the Prospectus or as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company or any subsidiary (collectively, “Permitted Liens”) and all the material property described in the Prospectus as being held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere with the conduct of the business of the Company or any subsidiary.

(bb)         Except as specifically described in the Registration Statement and Prospectus, the Company and each subsidiary owns or possesses the legal right to use, free and clear of all Liens (other than Permitted Liens), defects, restrictions or equities of any kind whatsoever, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”) presently employed by it in connection with its respective business now operated by it (including, without limitation, under the agreement by and between Emeril’s Food of Love Productions, L.L.C. and B&G Foods, dated as of June 9, 2000), except where the failure to own or possess or have the right and ability to use such Intellectual Property would not, singly or in the aggregate, result in a Material Adverse Effect.  The use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the Company’s knowledge, infringe on the rights or claimed rights of any person.  Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

(cc)         The Company and each subsidiary has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities, including, without limitation, the FDA (“Permits”), as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each subsidiary has fulfilled and performed in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus and except to the extent that any such revocation, termination or impairment would not have a Material Adverse Effect; and, except as described in the Prospectus, none of the Permits contains any restriction that is materially burdensome to the Company or any subsidiary.  Except as may be required under the Securities Act and state and foreign Blue Sky laws and except as have been obtained, no other Permits are required to enter into, deliver and perform this Agreement, the Indenture or the Notes or the Transaction Documents and to issue and sell the Securities.

(dd)         The conduct of business by the Company and each of its subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the U.S. Food, Drug and Cosmetic Act and similar federal, state, local and foreign Laws, (b) the Occupational Safety and Health Act, environmental protection laws, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous, toxic or regulated substances and radioactive or biologic materials and (c) licensing and certification Laws covering any aspect of the business of the Company or any of its subsidiaries.  Neither the Company nor any of its subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws that has not been resolved or that could reasonably be expected to have a Material Adverse Effect.

(ee)         Except as set forth in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any subsidiary (or, to the knowledge of the Company or any subsidiary, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require investigation or remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or investigation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and investigation or remedial actions, a Material Adverse Effect; except as set forth in the Prospectus, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any subsidiary or with respect to which the Company or any subsidiary has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ff)           The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not reasonably expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); each “pension plan” other than a multiemployer plan, as defined in ERISA, for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(gg)         The Company and each subsidiary of the Company maintain insurance covering their properties, operations, personnel and businesses.  Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses.  Neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force through the Closing Date.  There are no claims by the Company or any subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(hh)         The Company has filed all federal, state and local income and franchise tax returns required to be filed by the Company and its subsidiaries through the date hereof and has paid, or made adequate reserve or provision for, all taxes shown to be due and payable on such returns, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.

(ii)           (A) The Company has delivered to the Representative a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Securities Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which such Transaction Documents have been delivered to the Representative; and (B) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Transactions.

(jj)           Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any subsidiary, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; has made any direct or indirect unlawful payment to any foreign or domestic government official, or employee from corporate funds; has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)         The Company is not and, upon issuance and sale of the Securities in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ll)           Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the offering of the Securities, will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus and the Prospectus.

(mm)       To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative.

(nn)         Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to or which could reasonably be expected to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities, the Class A Common Stock, the Notes or any security of the Company to facilitate the sale or resale of the Securities.

(oo)         Other than as contemplated by this Agreement, the Company and the Guarantors have not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(pp)         Neither the Company nor any of its subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any subsidiary of the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

(qq)         The information contained in the Registration Statement and the Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(rr)           Any certificate signed by any officer of the Company or any Guarantor and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company or any such Guarantor to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference, it being understood, however, that no officer of the Company or any Guarantor shall have any personal liability under this Agreement.

(ss)         The Company has not taken and will not take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(tt)           Immediately after the consummation of the transactions contemplated by this Agreement and the Transactions, the fair value and present fair saleable value of the assets of the Company and its subsidiaries taken as a whole will exceed its stated liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); and (ii) the Company and its subsidiaries taken as a whole is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Transactions, unable to pay its debts (contingent or otherwise) as they mature.

(uu)         The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 applicable to the Company and that are effective and is taking steps to ensure that it will be in substantial compliance with other provisions of the Sarbanes-Oxley Act of 2002 applicable to the Company upon the effectiveness of such provisions.

(vv)         The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.             PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase the number of Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.  The purchase price for the Securities will be $977.50 per $1,000 principal amount of Securities.

(b)           Payment for the Securities to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on October 14, 2004 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  As used herein, “business day” means a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

3.             OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representative deem it advisable to do so.  The Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representative may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Securities in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.             COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)           The Company will (i) use its reasonable best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy and to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters.

(b)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(c)           The Company will advise the Representative promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d)           The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e)           The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act and the Rules, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.  The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representative may reasonably request.  The copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus is required by law to be delivered by an underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)           The Company, during the period when the Prospectus is required to be delivered under the Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(h)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(i)            Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)            No offering, sale, short sale or other disposition of any EISs, shares of Class A Common Stock, shares of Class B common stock, $.01 par value per share, of the Company (the “Class B Common Stock”), or Notes (including any notes issued in connection with a subsequent issuance of EISs as described in the Prospectus) of the Company or other securities convertible into or exchangeable or exercisable for such securities or derivative of such securities (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than (i) hereunder, (ii) as part of the Transactions, as specifically contemplated by and described in the Prospectus, or (iii) with the prior written consent of the Representative; provided, that this provision will not restrict the Company from (i) awarding options to purchase its securities pursuant to employee benefit plans as specifically described in the Prospectus, (ii) issuing its Class A or Class B Common Stock issuable upon the exercise or conversion of options, warrants or other securities outstanding on the Closing Date, ,or (iii) issuing Common Stock in connection with any merger, consolidation or stock or asset acquisition, so long as the recipients of the Common Stock in such transaction agree to be bound by the same lock-up restrictions as the Company.

(k)           The Company shall apply the net proceeds of its sale of the Securities as described under the heading “Use of Proceeds” in the Prospectus and shall report with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(l)            The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(m)          The Company will use its reasonable best efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance and settlement through DTC.

(n)           Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities without the prior written consent of the Representative unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o)           The Company will use its reasonable best efforts to do and perform all things required to be done and performed by it under this Agreement, the Indenture, the Notes, the Transaction Documents and any other related agreements prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Underwriters to purchase and accept delivery of the Securities.

(p)        Pursuant to the Offer to Purchase and Consent Solicitation Statement, dated September 16, 2004 (the “Offer to Purchase”), on or prior to October 18, 2004, the Company shall deposit with The Bank of New York, as depository, the amount of immediately available funds necessary to pay each tendering holder of the Company’s 9 5/8% senior subordinated notes due 2007 (the “2007 Notes”), except to the extent any such obligations were settled on the Closing Date.

5.             COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities; the expenses, including the fees and disbursements of counsel for the Underwriters up to a maximum amount of $15,000, incurred in connection with the qualification of the Securities under State securities or Blue Sky laws; and any travel expenses of the Company’s officers and employees and other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities.

The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for all out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Securities on the Closing Date are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.

(b)           The Representative shall have received on the Closing Date (i) the opinion of Dechert LLP, counsel for the Company dated the Closing Date addressed to the Underwriters (and stating that it may be relied upon by Latham & Watkins LLP, counsel for the Underwriters) to the effect set forth in Exhibit B and (ii) the opinion of Lisman, Webster, Kirkpatrick & Leckerling, P.C., Vermont counsel for the Company dated the Closing Date addressed to the Underwriters (and stating that it may be relied upon by Latham &  Watkins LLP, counsel for the Underwriters) to the effect set forth in Exhibit C.

(c)           The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion dated the Closing Date with respect to the formation of the Company, the validity of the Securities, the Registration Statement and the Prospectus and other related matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d)           The Representative shall have received at or prior to the Closing Date from Latham & Watkins LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Securities under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

(e)           The Representative shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, in form and substance satisfactory to the Representative, of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedule examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(f)            The Representative shall have received on the Closing Date a certificate or certificates of the Company’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date each of them severally represents as follows:

(i)            The Registration Statement has become effective under the Act and, to his knowledge, no stop order suspending the effectiveness of the Registrations Statement has been issued and no proceedings for such purpose have been taken or are contemplated by the Commission;

(ii)           The representations and warranties of the Company and the Guarantors contained in Section 1 hereof are true and correct;

(iii)          All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

(iv)          He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus or the Registration Statement which has not been so set forth in such supplement or amendment; and

(v)           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

(g)           The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(h)           The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee and shall be duly qualified under the Trust Indenture Act, and the Notes (and related Guarantees) shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee.

(i)            There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or its subsidiaries, or (B) it is reviewing its rating assigned to any debt securities of the Company or its subsidiaries with a view to possible downgrading, or with negative implications.

(j)            On or prior to the Closing Date, and simultaneous with Closing, the Transactions shall have been consummated (except as set forth in Sections 4(p) hereof), including, without limitation, the closing of the offering of the EISs and the closing of the New Credit Facility.

(k)           Pursuant to the terms and conditions of the indentures governing the 2007 Notes, on or prior to the Closing Date, the Company shall have issued a notice of redemption for all 2007 Notes not otherwise tendered pursuant to the Offer to Purchase.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Latham & Watkins LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing on or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             INDEMNIFICATION.

(a)           The Company, and each of the Guarantors, jointly and severally, agrees:

(i)            to indemnify and hold harmless each Underwriter, its members, directors and officers and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter, its members, directors and officers or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; and

(ii)           to reimburse each Underwriter, its partners, members, directors and officers and each such controlling person upon demand for any legal or other out-of-pocket expenses incurred by such Underwriter, its partners, members, directors and officers or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof set forth in Section 13 of this Agreement.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel), for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.             DEFAULT BY UNDERWRITERS.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the Securities covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Securities of Securities with respect to which such default shall occur exceeds 10% of the Securities covered hereby, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.           NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to                                                              Lehman Brothers Inc.
745 7th Avenue
New York, NY  10019
Attention: Syndicate Department

Fax: (212) 526-6588

with a copy to                                                                                                                    Kirk A. Davenport, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York  10022
Fax: (212) 906-7541

if to the Company, to                                                                                B&G Foods, Inc.
Four Gatehall Drive
Suite 100
Parsippany, New Jersey  07054
Attention:                         David L. Wenner

Chief Executive Officer

Fax: (973) 630-6550

with copies to                                                                                                                     Dechert LLP
30 Rockefeller Plaza
New York, New York 10112
Attention: Christopher G. Karras, Esq.

Glyndwr P. Lobo, Esq.

Fax:  (212) 698-3599

11.           TERMINATION.

(a)           This Agreement may be terminated by the Representative by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which in the judgment of the Representative has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or act of terrorism or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis, terrorism or change in the financial markets of the United States or international financial, political or economic conditions or currency exchange rates or exchange controls would, in the judgment of the Representative, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the judgment of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any major disruption of settlements of securities or clearance services in the United States, (vii) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (viii) the suspension of trading of the Company’s Securities by The American Stock Exchange or any

exchange or in the over-the-counter market, the Commission, or any other governmental authority or, (ix) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the judgment of the Representative has a material adverse effect on the securities markets in the United States; or

(b)           as provided in Sections 6 and 9 of this Agreement.

12.           SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Company, the Guarantors and the Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.           INFORMATION PROVIDED BY UNDERWRITERS.

The Company, the Guarantors and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained in the last paragraph of the Prospectus cover page regarding delivery of the Securities, and the following information under the caption “Underwriting” in the Prospectus: the fourth paragraph, the second sentence of the fifth paragraph and the eighth paragraph.

14.           MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

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If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

B&G FOODS, INC.

By:	/s/ Robert C. Cantwell
	Name:	Robert C. Cantwell
	Title:	Executive Vice President of Finance

B&G FOODS HOLDINGS CORP.

By:	/s/ Robert C. Cantwell
	Name:	Robert C. Cantwell
Title:

BGH HOLDINGS, INC.
BLOCH & GUGGENHEIMER, INC.
HERITAGE ACQUISITION CORP.
MAPLE GROVE FARMS OF
VERMONT, INC.
ORTEGA HOLDINGS INC.
POLANER, INC.
TRAPPEY’S FINE FOODS, INC.
WILLIAM UNDERWOOD COMPANY
as Guarantors

By:	/s/ Robert C. Cantwell
	Name:	Robert C. Cantwell
	Title:	Authorized Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

LEHMAN BROTHERS INC.

As the Representative of the several
Underwriters listed on Schedule I

By:	/s/
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Principal Amount of Securities to be Purchased

Lehman Brothers Inc.	$158,000,000
RBC Capital Markets Corporation	36,000,000
Credit Suisse First Boston LLC	36,000,000
BNY Capital Markets, Inc.	10,000,000

Total	$240,000,000

SCHEDULE II

TRANSACTION DOCUMENTS

Revolving Credit Agreement, dated as of October 14, 2004, among the Company, the Guarantors, the several banks and other financial institutions from time to time party to thereto, Lehman Commercial Paper Inc., as administrative agent, Fleet National Bank, as syndication agent, The Bank of New York, as documentation agent and Lehman Brothers Inc., as sole advisor, sole lead arranger and sole bookrunner.

Indenture, dated as of October 14, 2004 among the Company, The Bank of New York, as trustee, and the Guarantors relating to the Senior Subordinated Notes.

Second Amended and Restated Securities Holders Agreement, dated as of October 14, 2004 among Bruckmann, Russer, Sherrill & Co., L.P., certain of the Company’s other stockholders and the Company.

Amended and Restated Transaction Services Agreement, dated as of September 30, 2004 among Bruckmann, Russer, Sherrill & Co., Inc. and the Company.

EXHIBIT A

LIST OF SUBSIDIARY GUARANTORS

BGH Holdings, Inc.

Bloch & Guggenheimer, Inc.

Heritage Acquisition Corp.

Maple Groves Farms of Vermont, Inc.

Ortega Holdings Inc.

Polaner, Inc.

Trappey’s Fine Foods, Inc.

William Underwood Company

EXHIBIT B

Dechert LLP Opinion

Dechert LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company and the Guarantors, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

1.             The Company and the Guarantors listed on a schedule thereto have been duly incorporated.  Each of the Company and the Guarantors listed on a schedule thereto is a corporation or business trust validly existing and, based solely on good standing certificates issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of the Commonwealth of Massachusetts, as applicable, in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate or business trust power and corporate or business trust authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.  Based solely on good standing certificates issued by the Secretary of State or Commonwealth of each applicable jurisdiction, the Company and each of the Guarantors listed on a schedule thereto is duly qualified to transact business and is in good standing in the jurisdictions listed on a schedule thereto.

2.             Each of the Company and the Guarantors listed on a schedule thereto has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver this Agreement and to perform its obligations thereunder.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors listed a schedule thereto.

3.             Each of the Company and the Guarantors listed on a schedule thereto has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver the Indenture and to perform its obligations thereunder.  The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors listed on a schedule thereto, has been duly qualified under the Trust Indenture Act and, when duly authorized, executed and delivered by the Guarantors listed on a schedule thereto and the Trustee, the Indenture will be a valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

4.             The Notes have been duly authorized and executed by the Company and, when issued by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Notes will be the valid and binding obligations of the

Company, entitled to the benefits of the indenture and enforceable against the Company in accordance with their terms.

5.             Each Guarantor listed on a schedule thereto has all requisite corporate or business trust power and corporate or business trust authority to execute and deliver its Guarantee and to perform its obligations thereunder.  The Guarantees have been duly authorized by each of the Guarantors listed on a schedule thereto and endorsed on the Notes and, when duly authorized by the Guarantor listed on a schedule thereto and endorsed on the Notes and, when issued by the Guarantors and duly authenticated by the Trustee in accordance with the terms of the Indenture and when the Notes have been issued by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Guarantor will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

6.             The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus.  As of the dates stated therein and, since such dates, there has been no change in the capital stock of the Company other than as described in the Prospectus; the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders.

7.             The Registration Statement has become effective under the Act and, to our knowledge based solely on a telephonic confirmation by a member of the staff of the U.S. Securities and Exchange Commission, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule.

8.             The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder and the Trust Indenture Act and the Trust Indenture Act Regulations (except that such counsel expresses no opinion as to the financial statements, footnotes thereto, related schedules, other financial data included therein or omitted therefrom).  In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel has assumed that the statements made therein are correct and complete.

9.             The statements contained in the Prospectus under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Indenture, the Notes and the Guarantees and under the captions “Certain Relationships and Related Transactions”, “Material U.S. Federal Income Tax Considerations” and “Description of Certain Indebtedness” in the Prospectus, in each case to the extent such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

10.           To such counsel’s knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

11.           To such counsel’s knowledge and other than as set forth in the Prospectus, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company or any Guarantor that, if determined adversely to the Company or such Guarantor, would reasonably be expected to have a Material Adverse Effect.

12.           The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees by the Company and the Guarantors and the consummation by the Company and the Guarantors of the transactions contemplated hereby will not (A) require any consent, approval, authorization or order of any New York or federal court, regulatory body, administrative agency or other governmental body (except (i) those already obtained or made under the Act, the Exchange Act, the Trust Indenture Act or otherwise and in full force and effect, (ii) those required by state securities or blue sky laws or regulations, as to which such counsel need not express any opinion, (iii) those required under the conduct rules of the National Association of Securities Dealers, Inc., and (iv) where such failure to obtain such consent, approval, authorization or order would not have a Material Adverse Effect, (B) violate the organizational documents of the Company or any of the Guarantors listed on a schedule thereto, (C) constitute a default under any material agreement, indenture or other instrument to which the Company or any of the Guarantors is a party and which material agreement, indenture or other instrument is known to us or (D) violate any New York or federal statute, rule or regulation or Delaware General Corporation Law or law under Chapter 182 of the General Laws of Massachusetts applicable to the Company or any of the Guarantors listed on a schedule thereto (other than state securities or blue sky laws or regulations, or federal antitrust laws as to which such counsel need not express any opinion) or (E) violate any judgment, writ, injunction, decree, order or ruling of any New York or federal court, regulatory body, administrative agency or other governmental body binding upon the Company or any Guarantor and which judgment, writ, injunction, decree, order or ruling is known to us.

13.           The Company is not and, immediately after giving effect to the issuance and sale of the Notes in accordance with the terms of this Agreement and the application of the net proceeds thereof as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel has acted as counsel to the Company and the Guarantors in connection with the preparation of the Registration Statement Prospectus, and no facts have come to such counsel’s attention that caused them to believe that at the date the Registration Statement became effective under the Act (but after giving effect to any modifications incorporated therein on or prior to the date hereof pursuant to Rule 430A under the Act) and as of the date hereof, it contained or contains an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any amendment or supplement thereto made on or prior to the date hereof, as of the date of the Prospectus or such amendment or supplement and as of the date hereof, included or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel makes no statement and expresses no view as to any financial statements, footnotes thereto, related schedules and other financial data included in, or omitted from, the Registration Statement and the Prospectus).

EXHIBIT C

Lisman, Webster, Kirkpatrick & Leckerling, P.C. Opinion

Lisman, Webster, Kirkpatrick & Leckerling, P.C. shall have furnished to the Underwriters its written opinion, as counsel to Maple Groves Farms of Vermont, Inc., a Vermont corporation (“MGF”), addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to Underwriters, to the effect that:

1.             MGF has been duly incorporated.  MGF is a corporation validly existing and, based solely on the good standing certificate issued by the Secretary of State of the State of Vermont, in good standing under the laws of the State of Vermont and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

2.             MGF has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by MGF.

3.             MGF has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder.  The Indenture has been duly authorized, executed and delivered by MGF and, when duly authorized, executed and delivered by MGF and the Trustee, the Indenture will be a valid and binding obligation of MGF, enforceable against it in accordance with its terms.

4.             MGF has all requisite corporate power and authority to execute and deliver its Guaranty and to perform its obligations thereunder.  The Guaranty has been duly authorized by MGF and endorsed on the Notes and, when duly authorized by MGF and endorsed on the Notes and, when issued and duly authenticated by the Trustee in accordance with the terms of the Indenture and when the Notes have been issued by the Company, duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guaranty of MGF will be the valid and binding obligation of MGF, enforceable against it in accordance with its terms.